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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              August 20, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-19                           877295   33-45206   811-1777

DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES 4                  944750   33-62969   811-2537


DEFINED ASSET FUNDS-EIF UCSS-15                               781261   33-44741   811-3044


DEFINED ASSET FUNDS-GSIF MPUSTS-23                            893117   33-60021   811-2810


DEFINED ASSET FUNDS-MITF IS-179                               803849   33-47338   811-1777
DEFINED ASSET FUNDS- IS-192 DAF                               803875   33-49565   811-1777
DEFINED ASSET FUNDS- IS-206 DAF                               803937   33-53647   811-1777
DEFINED ASSET FUNDS- IS-223 DAF                               804028   33-58527   811-1777

DEFINED ASSET FUNDS-MITF ITS-155                              780813   33-35109   811-1777
DEFINED ASSET FUNDS-MITF ITS-176                              868090   33-40238   811-1777
DEFINED ASSET FUNDS- ITS-208 DAF                              868115   33-49609   811-1777
DEFINED ASSET FUNDS- ITS-232 DAF                              910378   33-53423   811-1777


DEFINED ASSET FUNDS-CIF MPS-319                               893499   33-57875   811-2295

DEFINED ASSET FUNDS- MPS-570 DAF                              924317   333-0265   811-1777

DEFINED ASSET FUNDS- MSS-65 DAF                               910014   33-53649   811-1777
DEFINED ASSET FUNDS-MITF MSS 7C                               847205   33-34755   811-1777
DEFINED ASSET FUNDS-MITF MSS 8T                               868163   33-40425   811-1777
DEFINED ASSET FUNDS-MITF MSS 8W                               868166   33-40887   811-1777

DEFINED ASSET FUNDS-MITF PAS-14                               310940   2-64044    811-1777
DEFINED ASSET FUNDS-MITF PAS-15                               313105   2-65441    811-1777

TOTAL:   20 FUNDS

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